UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2012

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Currin Resignation

On December 5, 2012, Thomas Currin notified the Board of Directors (the “Board”) of Li3 energy, Inc. (the “Company”) that he would resign as Chief Operating Officer of the Company, effective immediately. His resignation was accepted by the Board on December 19, 2012. Mr. Currin’s resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices, and he will continue to provide consulting services to the Company.

Change in Directors

On December 18, 2012, Hyundae Kim notified the Board that he would resign as and member of the Board of the Company. Mr. Kim’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On December 19, 2012, the Board appointed SungWon Lee to serve as a member of the Board as a designee of POSCO Canada Ltd. (“POSCAN”), pursuant to the Investor’s Rights Agreement between POSCAN and the Company, dated as of August 24, 2011. Dr. Lee will serve until the next annual meeting of our shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal.

SungWon Lee, 46, PhD., Dr. Lee is a metallurgist with vast knowledge in aluminum forming and superplasticity. Dr. Lee joined POSCO, a diversified company with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world, in 2000 and has held various roles including Team Leader of the New Business Development Department where his activities included sourcing and reviewing numerous investment projects, joint ventures and organic growth projects. Dr. Lee led the development of the Magnesium Coil Project and the Fe-Mn Alloy Joint Venture both of which are operating units within POSCO Group. Dr. Lee has been serving as the Director of the Lithium Project Department within POSCO since 2010. Dr. Lee graduated with a Bachelor of Science from Yonsei University, Korea, M.S. Metallurgical Engineering, Yonsei University, Korea and PhD. Materials Science and Engineering, University of Southern California, USA.

Dr. Lee’s qualifications to serve on our board of directors include his experience with metallic minerals.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Dr. Lee.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreement

As a non-employee  director, Dr. Lee  will be provided with the following compensation: (a) $24,000, annually, as a director who does not chair any committees; and (b) 100,000 restricted stock units under the 2009 Equity Incentive Plan, which shall vest in three equal installments on each of the first three anniversaries of such director’s start date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: December 21, 2012	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer